EXHIBIT 10.1

AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered into as of the 12th day of May, 2014, by and between Eric Zhang (the “Employee”) and Tongji Healthcare Group, Inc., a Nevada corporation (the “Company”).

WHEREAS, Employee entered into an Employment Agreement with the Company, dated March 3, 2011, (the “Employment Agreement”) pursuant to which the Employee served as Chief Financial Officer of the Company till March 2, 2014; and

WHEREAS, the Company and the Employee has previously extended the term of the Employment Agreement till March 31, 2014;

WHEREAS, the Company intends to continue to employ the Employee and the Employee is willing to serve as the Chief Executive Officer of the Company under the terms and conditions set forth in the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.           The term of the Employment Agreement is further extended to June 30, 2014.

2.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles.  Any dispute regarding this Agreement or related to the Employee’s employment with the Company shall be resolved in the Courts located in the City of New York, New York County, New York, without a jury (which is hereby expressly waived).

3.           This Agreement may not be changed or altered, except by a writing signed by both parties.

4.           This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[signatures on next following page]

IN WITNESS WHEREOF, the Parties hereto have entered into this Agreement as of the 12th day of May, 2014.

Company:

TONGJI HEALTHCARE GROUP, INC.

By:	/s/ Yunhui Yu
Name:Yunhui Yu
Chief Executive Officer

Employee:

By:	/s/ Eric Zhang
Eric Zhang